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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-35364) and related prospectus pertaining to the registration of 2,341,214 shares of Questron Technology, Inc. common stock, in the Registration Statement (Form S-3 No. 33-18243) and related prospectus pertaining to the registration of 4,143,750 shares of Questron Technology, Inc. common stock, in the Registration Statement (Form S-3 No. 33-84222) and related Prospectus pertaining to the registration of 214,044 shares of Questron Technology, Inc. common stock, in the Registration Statement (Form S-3 No. 33-63555) and related Prospectus pertaining to the registration of 601,744 shares of Questron Technology, Inc. common stock, in the Registration Statement (Form S-8 No. 33-87628) pertaining to the registration of 75,667 shares of Questron Technology, Inc. common stock issuable pursuant to the various stock option plans of Questron Technology, Inc., in the Registration Statement (Form S-3 No. 333-07049) and related Prospectus pertaining to the registration of 107,000 shares of Questron Technology, Inc. common stock, in the Registration Statement (Form S-3 No. 333-40835) and related Prospectus pertaining to the registration of 125,912 shares of Questron Technology, Inc. common stock, in the Registration Statement (Form S-8 No. 333-42983) pertaining to the registration of 60,000 shares of Questron Technology, Inc. common stock issuable upon the exercise of options granted pursuant to a stock option grant agreement made in connection with an acquisition, of our report dated March 20, 2001 with respect to the consolidated financial statements of Questron Technology, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.







                                                             ERNST & YOUNG LLP


New York, New York
March 30, 2001